BERRY PETROLEUM COMPANY

                      NON-EMPLOYEE DIRECTOR

              DEFERRED STOCK AND COMPENSATION PLAN

                 (as amended December 6, 2002)


Section 1. Establishment of Plan; Purpose. The Berry Petroleum Company Non-Employee Director Deferred Stock and Compensation Plan (the "Plan") is hereby established to permit Eligible Directors, in recognition of their contributions to the Company (a) to receive Shares in lieu of Compensation and
(b) to defer recognition of their Compensation in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

Section 2. Definitions. When used in this Plan, the following terms shall have the definitions set forth in this Section:

  2.1. "Accounts" shall mean an Eligible Director's Stock Unit
Account and Interest Account.

  2.2. "Board of Directors" shall mean the Board of Directors of the Company.

  2.3. "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee of the Board as the Board shall designate from time to time.

  2.4. "Company" shall mean Berry Petroleum Company, a Delaware corporation.

  2.5. "Compensation" shall mean (a) the fee earned by an Eligible Director for service as a Director; (b) the fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and (c) the fee earned by an Eligible Director for (i) attendance at meetings of the Board of Directors and (ii) attendance at meetings of committees. All Compensation earned by an Eligible Director for the services identified in subsections (a), (b) and (c) above, shall be deemed earned by an Eligible Director and credited to the designated Accounts on the last trading day of the fiscal quarter in which such service was provided.

  2.6. "Director" shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

  2.7. "Effective Date" shall mean the date on which the Plan is approved by the stockholders of the Company.

  2.8. "Eligible Director" shall mean a member of the Board of Directors who is not an employee of the Company.


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  2.9. "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

  2.10. "Fair Market Value" shall mean the closing price of a Share as reported by the New York Stock Exchange on the last trading day of such fiscal quarter on which such value is to be determined under this Plan.

  2.11. "Interest Account" shall mean the bookkeeping account established to record the interests of an Eligible Director with respect to deferred Compensation that is not allocated to Units in a Stock Unit Account.

  2.12. "Shares" shall mean shares of Stock.

  2.13. "Stock" shall mean the Class A Common Stock of the
Company.

  2.14. "Stock Unit Account" shall mean a bookkeeping account established to record the interests of an Eligible Director who has elected to have deferred Compensation credited as Units in this Account.

  2.15. "Unit" shall mean a contractual obligation of the Company to deliver a Share, or pay cash, based on the Fair Market
Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

     Section 3.     Administration

     . The Plan shall be administered by the Committee; provided, however, that the Plan shall be administered such that any Director participating in the Plan shall continue to be deemed to be a "disinterested person" under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended, for purposes of such Director's ability to serve on any committee charged with administering any of the Company's stock-based incentive plans for executive officers intended to qualify for the exemptive relief available under Rule 16b-3.

Section 4.     Shares Authorized for Issuance.

  4.1.  Maximum Number of Shares.   The  aggregate number of
Shares which may be issued to Eligible Directors under the Plan shall not exceed Two Hundred Fifty Thousand (250,000) Shares, subject to adjustment as provided in Section 4.2 below. If any Unit is distributed in cash or is forfeited without a distribution of Shares, the Shares otherwise
subject  to  such  Unit  shall  again  be   available
hereunder.

  4.2. Adjustment for Corporate Transactions. If the outstanding Stock is increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number or kind of shares which may be issued in the aggregate under this Plan and the number of Units that have been, or may be, issued under this Plan; provided, however, that no such adjustment need be made if, upon the advice of counsel, the Committee determines that such adjustment may result in the receipt of federally taxable income to holders of Stock or other classes of the

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Company's equity securities.  The nature and extent  of  such adjustments shall be determined by the Committee in its sole discretion, and any such determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Stock shall be issued under this Plan pursuant to any such adjustment.

     Section 5.     Deferred Compensation Program.

  5.1. Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account or an Interest Account. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his term as a Director begins, to defer payment of all or any part of his Compensation payable for the
portion  of such calendar year following such election.   In  the
year  in  which  this  Plan  is first implemented,  any  Eligible
Director may elect, not later than the 30th day after the Effective Date, to defer payment of all or any part of his Compensation payable for the portion of such calendar year following the Effective Date.

  5.2. Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary. Any such revocation or modification of a deferral election shall become effective as of December 31 of the year in which such notice is given and only with respect to Compensation payable in respect of the calendar year following the year in which just revocation or modification is made; provided however that if the effect of such revocation or modification of a deferral election is to change the amount of deferred Compensation that would otherwise have been credited to the Stock Unit Account it shall in no event become effective earlier than six (6) months after it is received by the Corporate Secretary. Amounts credited to the Eligible Director's Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be credited and distributed only in accordance with the deferral election in place prior to such revocation and modification and otherwise in accordance with the applicable terms of the Plan.
An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation with respect to services rendered in the calendar year following the year in which such new election is filed with the Corporate Secretary of the Company.

  5.3. Investment Election. At the time an Eligible Director elects to defer receipt of Compensation pursuant to Section 5.1, the Eligible Director shall also designate in writing the portion of such Compensation, stated as a whole percentage, to be credited to the Interest Account and the portion to be credited to the Stock Unit Account. If an Eligible Director fails to designate the allocation between the two Accounts, 100% of such Compensation shall be credited to the Interest Account. By written notice to the Corporate Secretary, an Eligible Director may change the investment election and the manner in which Compensation is allocated among the Accounts but only with respect to services to be rendered in the calendar year following the year in which such new investment election is filed with the Corporate Secretary,

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provided that any such election shall only be effective with respect to Compensation payable six (6) months after such new investment election is received by the Corporate Secretary.

  5.4. Interest Account.

    a. Any Compensation allocated to an Eligible Director's Interest Account shall be deemed earned and credited to the Interest Account as of the last trading day of the fiscal quarter in which the service was provided for which such compensation amount would have been paid to the Eligible Director.

    b. Any amounts credited to the Interest Account shall be credited with interest at the rate of five percent (5%) per annum, compounded annually.

  5.5. Stock Unit Account.

    a. Any Compensation allocated to an Eligible Director's Stock Unit Account shall be deemed earned and credited to Units in the Stock Unit Account as of the last trading day of the fiscal quarter  in  which  the  service  was  provided  for  which  such
compensation  amount  would  have  been  paid  to  the   Eligible
Director.

    b. The number of Units allocated to the Eligible Director's Stock Unit Account pursuant to subsection (a) above shall be equal to the quotient of (i) the aggregate Compensation allocated to the Stock Unit Account as of the last trading day of the fiscal quarter divided by (ii) the Fair Market Value on the last trading day of such quarter. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down.

  5.6. Dividend Equivalents.

    a. An Eligible Director who has elected to defer Compensation to a Stock Unit Account shall have no rights as a stockholder of
the   Company  with  respect  to  any  Units  until  Shares   are
distributed and delivered to the Eligible Director.

    b. Notwithstanding the provisions of subsection (a), each Eligible Director who has allocated Compensation to a Stock Unit Account shall have the right to receive an amount equal to the dividend per Share declared by the Company on the applicable dividend payment date (which, in the case of any dividend distributable in property other than Shares, shall be the per Share value of such dividend, as determined by the Company for purposes of income tax reporting) times the number of Units held by such Eligible Director in his Stock Unit Account (a "Dividend Equivalent").

    c. Each Eligible Director may designate in writing to the Corporate Secretary, prior to any calendar year, whether any Dividend Equivalent is to be: (i) payable in cash, on or as soon as practicable after each date on which dividends are paid to stockholders with respect to Shares; (ii) deferred and credited to the Eligible Director's Interest Account; or (iii) treated as reinvested in an additional number of Units and credited to the Eligible Director's Stock Unit Account.

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    d.  The additional number of Units to be credited to the
Eligible Director's Stock Unit Account pursuant to (c) (iii) shall be determined by dividing (i) the product of (A) the number of Units in the Eligible Director's Stock Unit Account on the date the dividend is declared, and (B) the amount of any cash dividend declared by the Company on a Share (or, in the case of any dividend distributable in property other than Shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting), by (ii) the Fair Market Value on the last trading day of the fiscal quarter in which the dividend is declared.

    e. Notwithstanding the date used for purposes of determining the number of additional Units as provided in subsection (d) above, the additional Units to be credited for Dividend Equivalents shall be deemed earned and credited to the Eligible Director's Stock Unit Account on the last trading day of the fiscal quarter in which such dividend is declared.

    f. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Committee shall make such adjustments to the number of Units credited to each Eligible Director's Stock Unit Account as the Committee shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights and such adjustment shall be made and effective as of the last day of the fiscal quarter in which such corporate transaction has occurred.

  5.7. Distribution Election.

    a. At the time an Eligible Director makes a deferral election pursuant to Section 5.1, the Eligible Director shall also file with the Corporate Secretary a written election (a "Distribution
Election")

    b. The Distribution Election shall specify the aggregate amount, if any, credited to the Interest Account at any time and the value of any Units credited to the Stock Unit Account shall be distributed (i) in cash, (ii) in Shares or (iii) in a combination thereof, provided further that any election to receive a distribution of all or any portion of the value of an Eligible Director's Interest Account in Shares must be made on an irrevocable basis at least six (6) months in advance of such distribution.

    c. Such distribution shall commence, at the election of the Eligible Director, as soon as practicable following the first business day of the calendar month following the date the Eligible Director ceases to be a Director or on the first business day of any calendar year following the calendar year in which the Eligible Director ceases to be a Director.

    d. Such distribution shall be in one lump sum payment or in such number of annual installments (not to exceed ten (10)) as the Eligible Director may designate. The amount of any installment payment shall be determined by multiplying the amount credited to the Accounts of an Eligible Director immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid.

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    e.  An Eligible Director may at any time prior to the time at which the Eligible Director ceases to be a Director, and from time to time, change any Distribution Election applicable to his Accounts, provided that no election to change the timing of any final distribution shall be effective unless it is made in writing and received by the Corporate Secretary at least one (1) year prior to the time at which the Eligible Director ceases to be a director.

  5.8. Financial Hardship Withdrawal. Any Eligible Director may, after submission of a written request to the Corporate Secretary and such written evidence of the Eligible Director's financial condition as the Committee may reasonably request, withdraw from his Interest Account (but not from his Stock Unit Account) up to such amount as the Committee shall determine to be necessary to alleviate the Eligible Director's financial hardship.

  5.9. Timing and Form of Distributions.

    a. Any distribution to be made hereunder, whether in the form of a lump sum payment or installments, following the termination of an Eligible Director's service as a Director shall commence in accordance with the Distribution Election made by the Eligible Director pursuant to Section 5.7.

    b.  If an Eligible Director fails to specify a form of payment
for a  distribution  in  accordance  with  Section  5.7,   the
distribution from the Interest Account shall be made in cash and the distribution from the Stock Unit Account shall be made in Shares.

    c.  If an Eligible Director fails to specify in accordance with
Section 5.7 a commencement date for a distribution or whether such distribution shall be made in a lump sum payment or a number of installments, such distribution shall be made in a lump sum payment and commence on the first business day of the month immediately following the date on which the Eligible Director ceases to be a Director. In the case of any distribution being made in annual installments, each installment after the first installment shall be paid on the first business day of each subsequent calendar year, or as soon as practical thereafter, until the entire amount subject to such Distribution Election shall have been paid.

     Section 6. Unfunded Status. The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares or pay cash to an Eligible Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of an Eligible Director or his beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Eligible Director and his beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to an Eligible Director's Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

     Section 7. Amendment and Termination. The Plan may be amended at any time by the Committee or the Board of Directors. Any modification of any of the terms and provisions of the Plan, including this Section, shall not be made more than once every six (6)

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months.  The Plan shall terminate on May  31, 2008.
Unless the Board otherwise specifies at the time of such termination, the termination of the Plan will not result in the premature distribution of the amounts credited to an Eligible Director's Accounts.

     Section 8.     General Provisions.

  8.1. No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

  8.2. Rights of a Terminated Director. Notwithstanding the fact that an Eligible Director ceases to be a director during any fiscal quarter, the Eligible Director's Accounts shall be credited, on the last trading day of the fiscal quarter, with all Compensation and Dividend Equivalents earned as of the last business day he served as an Eligible Director.

  8.3. Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

  8.4. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

  8.5. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

  8.6. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

  8.7. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.


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